UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 18, 2009

Consolidated-Tomoka Land Co.
(Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation)	01-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            In an effort to reduce corporate overhead expenses during a difficult real estate market, Consolidated-Tomoka Land Co. (“CTO”) announced on December 18, 2009, that Robert F. Apgar, Sr. Vice President-General Counsel and Assistant Corporate Secretary will be leaving CTO as of December 31, 2009.  His duties will be transitioned to existing CTO employees.

In connection with Mr. Apgar’s departure, CTO and Mr. Apgar entered into a Separation Agreement, Waiver and Full Release on December 18, 2009 (the “Separation Agreement”), under which (a) Mr. Apgar will receive a one-time lump sum severance payment of $109,226.00 (less applicable taxes and deductions), (b) CTO will pay health coverage premiums under COBRA for Mr. Apgar and his spouse for a period of six months following his departure, and (c) Mr. Apgar will execute a general release of claims in favor of the Company.  Mr. Apgar has seven days to revoke his acceptance of the Separation Agreement; if he does not revoke his acceptance, the Separation Agreement will become effective the day after such revocation period.

A copy of the Separation Agreement, Waiver and Full Release is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement between Robert F. Apgar and Consolidated-Tomoka Land Co., dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009
Consolidated-Tomoka Land Co. By: /s/ William H. McMunn William H. McMunn, President and Chief Executive Officer